                                CREDIT AGREEMENT

                            dated as of April 4, 2006

                                     between

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

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                      $20,000,000 Revolving Credit Facility

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                                CREDIT AGREEMENT

     This Credit  Agreement is made as of April 4, 2006 by and between  TORTOISE
NORTH AMERICAN ENERGY CORPORATION, a Maryland corporation (the "Borrower"), with its chief executive  office located at 10801 Mastin,  Suite 222,  Overland Park,
Kansas 66210, and U.S. BANK NATIONAL ASSOCIATION, a national banking association
(the  "Bank"),with  an office  located at 9900 West 87th Street,  Overland Park,
Kansas 66212.

     The parties agree as follows:

                                   Section 1
                              General Definitions

     1.1  Definitions. When used in this Agreement, the following terms have the following meanings:

     "Affiliate"  means a Person (1) which owns or otherwise  has an interest in five percent or more of any equity interest of the Borrower, (2) five percent or more of the equity  interests of which the Borrower (or any shareholder or other equity holder, director,  officer, employee or subsidiary of the Borrower or any combination  thereof)  owns or  otherwise  has an  interest  in,  or (3)  which, directly or through one or more intermediaries,  is controlled by, controls,  or is under common  control with the  Borrower.  For purposes of subpart (3) above,
"control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

     "Agreement" means this Credit  Agreement,  as amended,  renewed,  restated, replaced or otherwise modified from time to time.

     "Business  Day" means a day on which the Bank is open for  business  to the general public other than a Saturday or Sunday.

     "Closing  Date"  means  the  date of this  Agreement,  as set  forth in the introductory paragraph of this Agreement.

     "Common  Listed Equity Units" means any of the following  financial  assets held in the Securities  Account:  (1) securities traded on a national securities exchange in the United States or the Toronto Stock  Exchange,  (2) cash and cash equivalents that have a readily  obtainable market value, (3) bonds rated Baa or better by the applicable  national  rating agency,  and (4) such other assets as may be  acceptable  to the  Bank  in the  exercise  of  its  sole  and  absolute discretion.

     "Common  Listed  Equity Units Value" means,  at any date,  the value of all
Common  Listed  Equity  Units  as  customarily   determined  by  the  Securities
Intermediary  and as  reflected  in the  account  statement  for the  Securities
Account (or as would be reflected  if an account  statement  for the  Securities
Account  were to be  issued by the  Securities  Intermediary  as of such  date);
provided,  however, that, with respect to Common Listed Equity Units of the type described  in subpart (4) of the  definition  thereof,  the value of such assets shall be the value  assigned to such assets by the Bank,  in the exercise of its sole and absolute discretion,  and without regard to the value of such assets as reflected in an account statement for the Securities Account.

     "Credit Documents" means this Agreement,  the Note and any other agreements or documents  with the Bank existing on or after the Closing Date  evidencing or otherwise  relating to any of the  transactions  described in or contemplated by this  Agreement,  and  any  amendments,  renewals,  restatements,  replacements, consolidations or other modifications of any of the foregoing from time to time.

                           Credit Agreement - Page 1

     "Debt"  means any of the  following:  (1)  indebtedness  or  liability  for borrowed money; (2) obligations evidenced by bonds,  debentures,  notes or other similar instruments; (3) obligations for the deferred purchase price of property or  services;  (4)  obligations  as lessee  under  capital  leases;  (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA;
(6)  obligations  under  letters  of credit or  acceptance  facilities;  (7) all guarantees,  endorsements  (other than for collection or deposit in the ordinary course of business) and other  contingent  obligations  to purchase,  to provide funds for  payment,  to supply  funds to invest in any Person,  or  otherwise to assure a creditor against loss; and (8) obligations  secured by a Lien,  whether or not the obligations have been assumed.

     "Default"  means an event or condition the occurrence of which would,  with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" has the meaning provided in Section 3.1 of this Agreement.

     "Environmental  Laws" means all federal,  state, local and other applicable statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability,  governmental or quasi-governmental directives or notices or other laws or matters  existing on or after the Closing Date  relating in any respect to occupational safety, health or environmental protection.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended  from  time to time,  and all rules  and  regulations  from time to time promulgated thereunder.

     "Event  of  Default"  has  the  meaning  provided  in  Section  7.1 of this
Agreement.

     "Funded Debt" means Debt of the Borrower of the type  described in subparts
(1), (2),  (3), (4) and (6) of the  definition of "Debt" in this Section 1.1 and includes, in any event, the Loan and the Senior Notes.

     "GAAP" means generally accepted  accounting  principles in effect from time to time in the United States of America.

     "Hazardous  Substance" means any hazardous,  toxic,  dangerous or otherwise environmentally unsound substance, waste or other material, in whatever form, as defined or described in, or contemplated by, any Environmental Law and any other hazardous,  toxic,  dangerous or otherwise  environmentally  unsound  substance, waste or other material in whatever form, or any other substance, waste or other material regulated by any Environmental Law.

     "Lien"  means any  mortgage,  deed of  trust,  pledge,  security  interest, hypothecation,  assignment, deposit arrangement, encumbrance, lien (statutory or other),  or preference,  priority,  or other security  agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever,  including, without limitation, any conditional sale or other title retention agreement, any financing  lease having  substantially  the same  economic  effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial
Code or comparable law of any jurisdiction to evidence any of the foregoing.

     "Loans" means all Revolving  Credit Loans. The term "Loan" may refer to all
Revolving  Credit Loans then  outstanding  or, as the context so  requires,  any particular Revolving Credit Loan then outstanding under this Agreement.

     "Material  Adverse  Effect"  means  (1) a  material  adverse  effect on the assets,  liabilities,  business,  prospects,  operations,  income or  condition, financial  or  otherwise,  of the  Borrower,  (2) a material  impairment  of the ability of the  Borrower to pay,  perform or observe its  obligations  under the
Credit

                           Credit Agreement - Page 2

Documents, or (3) a material impairment of the enforceability or availability of the  rights or  remedies  stated to be  available  to the Bank  under the Credit
Documents.

     "Note" means the Revolving Credit Note.

     "Permitted Debt" means any of the following: (1) accrued expenses and trade account payables incurred in the ordinary course of the Borrower's business; (2)
the Senior Notes;  (3) Debt to the Bank;  and (4) other Debt approved in advance by the Bank in a writing delivered to the Borrower.

     "Permitted  Liens"  means  any of  the  following:  (1)  Liens  for  taxes, assessments or  governmental  charges not delinquent or being  contested in good faith  and by  appropriate  proceedings  and  for  which  adequate  reserves  in accordance with GAAP are maintained on the Borrower's  books;  (2) Liens arising
out  of  deposits  in  connection  with  workers'   compensation,   unemployment
insurance,  old age pensions or other  social  security or  retirement  benefits legislation;  (3) deposits or pledges to secure bids, tenders,  contracts (other than contracts for the payment of money), leases, statutory obligations,  surety and appeal bonds,  and other  obligations of like nature arising in the ordinary course of the Borrower's business; (4) Liens imposed by law, such as mechanics', workers', materialmen's,  carriers' or other like Liens (excluding, however, any
Lien in favor of a landlord)  arising in the ordinary  course of the  Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate  proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;  and (5)  rights  of way,  zoning  restrictions,  easements  and  similar encumbrances  affecting the  Borrower's  real property  which do not  materially interfere with the use of such property.

     "Person"  means an  individual,  corporation,  limited  liability  company, partnership,  trust,  governmental  entity or any other entity,  organization or group whatsoever.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA)
maintained for employees of the Borrower on or after the Closing Date.

     "Prior Credit  Agreement" has the meaning  provided in Section 3.11 of this
Agreement.

     "Revolving  Credit  Loan" has the  meaning  provided in Section 2.2 of this
Agreement.

     "Revolving  Credit  Note" has the  meaning  provided in Section 2.2 of this
Agreement.

     "Securities  Account" means securities account number 291150800 held at the
Securities Intermediary.

     "Securities Intermediary" means U.S. Bank National Association.

     "Senior  Notes"  means  the  Borrower's   $40,000,000   aggregate  original
principal amount Auction Rate Senior Notes, Series A, due April 3, 2046.

     "Termination Date" means June 1, 2006.

     1.2  Accounting and Other Terms.

          (a) General.  All  accounting  terms not  specifically  defined herein shall be construed in accordance with GAAP.  Unless the context clearly requires otherwise, all references to "dollars" or "$" are to United States dollars. This
Agreement and the other Credit  Documents  shall be construed  without regard to any  presumption  or rule requiring  construction  against the party causing any such  document  or any  portion  thereof to be  drafted.  The  Section and other headings in this  Agreement and any

                           Credit Agreement - Page 3

index at the beginning of this  Agreement are for  convenience of reference only and shall  not limit or  otherwise  affect  any of the terms of this  Agreement.
Similarly,  any page footers or headers or similar word processing,  document or page  identification  numbers in this  Agreement or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms  of this  Agreement,  nor  shall  there be any  requirement  that any such footers or other  numbers be  consistent  from page to page.  Unless the context clearly requires otherwise,  any reference to a Section of this Agreement refers to all Sections  and  Subsections  thereunder.  Any pronoun used herein shall be deemed to cover all genders.  Defined  terms used in this  Agreement  may be set forth  in  Section  1.1 or  other  Sections  of this  Agreement,  and  all  such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

          (b)  Changes in GAAP.  If at any time any change in GAAP would  affect the  computation of any financial  ratio or requirement  set forth in any Credit
Document, and either the Borrower or the Bank shall so request, the Bank and the
Borrower  shall  negotiate in good faith to amend such ratio or  requirement  to preserve the original intent thereof in light of such change in GAAP;  provided, however, that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance  with GAAP prior to such change  therein,  and (2) the
Borrower  shall provide to the Bank  financial  statements  and other  documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation  between  calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                                   Section 2
                                Credit Facility

     2.1  Total  Credit  Facility.  The Bank  agrees,  subject  to the terms and conditions  of  this  Agreement,  to  make  a  total  credit  facility  of up to
$20,000,000  available to the Borrower upon its request therefor, as provided in this Section 2.

     2.2 Revolving Credit Loans.

          (a) General.  The Bank agrees,  subject to the terms and conditions of this Agreement, to make revolving credit loans ("Revolving Credit Loans") to the
Borrower from time to time from the Closing Date to the Business Day immediately preceding  the  Termination  Date up to a maximum  principal  amount at any time outstanding  equal to  $20,000,000.  In no event shall the Bank be  obligated to make any  Revolving  Credit Loan if (1) after  giving  effect to such  Revolving
Credit Loan, the aggregate  outstanding  principal  balance of Funded Debt would exceed 50% of the Common Listed Equity Units Value,  or (2) any Default or Event
of Default exists or would result from the making of such Revolving Credit Loan.
Subject to the terms and conditions of this Agreement,  the Borrower may borrow, repay and re-borrow under the Revolving Credit Loan facility.

          (b)  Revolving  Credit  Note.  All  Revolving  Credit  Loans  shall be evidenced by, and shall be payable in accordance  with the terms and  conditions of, a promissory note substantially in the form of Exhibit A hereto (as amended, renewed,  restated,  replaced,  consolidated or otherwise  modified from time to time, the "Revolving Credit Note").

                                   Section 3
                   Finance Charges, Repayment And Other Terms

     3.1  Interest Rate.

          (a)  General.  Interest on each advance  hereunder  shall accrue at an annual rate equal to 0.75% plus the one-month LIBOR rate quoted by the Bank from
Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the

                           Credit Agreement - Page 4

beginning of each calendar month,  adjusted for any reserve  requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month. The term "New York Banking Day"
means any day (other  than a Saturday or Sunday) on which  commercial  banks are open for  business  in New York,  New York.  If the initial  advance  under this
Agreement occurs other than on the first day of the month, the initial one-month
LIBOR rate  shall be that  one-month  LIBOR rate in effect two New York  Banking
Days prior to the date of the initial  advance,  which rate plus the  percentage described  above shall be in effect for the  remaining  days of the month of the initial advance;  such one-month LIBOR rate to be reset at the beginning of each succeeding month. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

          (b)  Default  Rate.  Upon or  after  the  occurrence  and  during  the continuation  of any Event of Default,  the principal  amount of each Loan shall bear  interest  at a rate per  annum  equal to three  percent  (3.0%)  above the interest  rate that  would  otherwise  apply  under  Section  3.1(a)  above (the
"Default Rate").

          (c)  Computation of Interest.  Interest on the  outstanding  principal balance  of all Loans  and all  other  obligations,  if any,  under  the  Credit
Documents with respect to which interest  accrues  pursuant to the terms of this
Agreement  shall be  calculated  on a daily  basis,  computed  on the basis of a
360-day  year for the actual  number of days elapsed (or, if the Bank so elects, on the basis of twelve 30-day months for the actual number of days elapsed).

          (d) Usury. In no contingency or event  whatsoever  shall the aggregate of all  amounts  deemed  interest  hereunder  or under the Note and  charged  or collected  pursuant to the terms of this Agreement or any other Credit Documents exceed the highest  rate  permissible  under any law which a court of  competent jurisdiction shall, in a final determination, deem applicable thereto. If such a court  determines  that the Bank has charged or received  interest  hereunder or under the other Credit  Documents in excess of the highest  applicable rate, the
Bank shall  apply such excess to any other  obligations  then due and payable by the Borrower under the Credit Documents,  whether principal,  interest,  fees or otherwise,  and shall refund the remainder of such excess  interest,  if any, to the Borrower,  and such rate shall  automatically be reduced to the maximum rate permitted by such law.

     3.2 Payments of Principal, Interest and Costs. Except as otherwise provided in this Agreement,  the Borrower agrees to pay the Borrower's  obligations under the Credit Documents as follows:

          (a) Revolving Credit Loan.

               (1)  Interest.  Accrued interest on outstanding principal balance of the  Revolving  Credit  Loan is payable on the earlier to occur of (A) the first day of each month  (beginning  May 1,
                    2006), or (B) the Termination Date.

               (2)  Principal.   The  outstanding   principal   balance  of  the
                    Revolving Credit Loan is payable on the Termination Date.

          (b)  Other  Obligations.  Costs,  fees  and  expenses  and  any  other obligations  payable by the  Borrower  pursuant to this  Agreement  or the other
Credit  Documents shall be payable as and when provided in this Agreement or the other Credit  Documents,  as the case may be, or, if no specific  provision  for payment is made, on demand.

     3.3 Voluntary  Prepayments.  The Borrower has the right, without penalty or premium,  to prepay the Loan,  in whole or in part, at any time and from time to time after the Closing Date.

                           Credit Agreement - Page 5

     3.4 Mandatory Prepayments.

          (a) Combined Loan to Value. If, at any time, the aggregate outstanding principal  balance of Funded Debt exceeds 50% of the Common  Listed Equity Units
Value, the Borrower shall immediately prepay the Loan in an amount sufficient to reduce the aggregate unpaid principal  balance of the Loan by an amount equal to such excess.

          (b) Legal Requirement. If at any time the Borrower or the Bank, as the case may be, is required by  applicable  law to prepay or to cause to be prepaid all or any portion of the Loan, the Borrower shall  immediately  prepay the Loan in an amount sufficient to satisfy such legal  requirement.  For purposes of the preceding  sentence,  "applicable  law" and "legal  requirement"  shall include, without  limitation,  any legal requirement or restriction  imposed by virtue of
Regulation  U of the Board of  Governors  of the Federal  Reserve  System or the
Investment  Company  Act of 1940,  as  amended,  or the  rules  and  regulations promulgated thereunder.

     3.5 Method of Payment.  Payments due the Bank under this  Agreement and the other Credit Documents shall be made in immediately  available funds to the Bank at its office described in the  introductory  paragraph of this Agreement unless the Bank gives  notice to the  contrary.  Payments so received at or before 1:00
p.m.  Kansas City time on any Business Day shall be deemed to have been received by the Bank on that Business Day.  Payments received after 1:00 p.m. Kansas City time on any  Business  Day shall be deemed  to have  been  received  on the next
Business Day, and interest, if payable in respect of such payment,  shall accrue thereon until such next Business Day.

     3.6 Use of Proceeds.  The  Revolving  Credit Loans shall be used solely for purposes  of: (1) the  Borrower's  acquisition  of  investment  property  in the ordinary course of its business;  (2) the Borrower's general working capital and other general  corporate  needs;  and (3) paying costs and expenses  incurred in connection with the closing of the transactions contemplated by this Agreement.

     3.7 Notice and Manner of Borrowing. The Borrower shall give the Bank notice of its intention to borrow under any Revolving Credit Loan at least one Business
Day before the Business Day such Loan is to be  disbursed to the  Borrower,  and shall specify: (1) the proposed funding date of such Loan; and (2) the amount of such Loan.  All  notices  given  under this  Section  by the  Borrower  shall be irrevocable and shall be given not later than 11:00 a.m. Kansas City time on the day which is not less than the number of Business Days specified  above for such notice. For purposes of this Section, the Borrower agrees that the Bank may rely and act upon any request  for a Loan from any  individual  who the Bank,  absent gross negligence or willful  misconduct,  believes to be a representative of the
Borrower.

     3.8 Capital Adequacy.  If the Bank determines that the adoption of any law, rule or regulation  regarding capital adequacy,  or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law)
from any central bank or governmental  authority,  does or shall have the effect of reducing  the rate of return on the Bank's  capital as a  consequence  of its obligations  hereunder to a level below that which the Bank could have  achieved but for such  adoption,  change or  compliance  (taking into  consideration  the
Bank's  policies  with respect to capital  adequacy) by an amount  deemed by the
Bank,  in its sole  discretion,  to be material,  then from time to time,  after submission  by the  Bank to the  Borrower  of a  written  demand  therefor,  the
Borrower  shall  pay to the Bank  such  additional  amount  or  amounts  as will compensate  the Bank for such  reduction.  A  certificate  of the Bank  claiming entitlement  to payment as set forth in this Section  shall be conclusive in the absence of manifest error.  Such  certificate  shall set forth the nature of the occurrence  giving rise to such payment,  the additional amount or amounts to be paid to the Bank,  and the  method by which such  amounts  were  determined.  In determining  such  amount,  the  Bank  may  use  any  reasonable  averaging  and attribution method.

                           Credit Agreement - Page 6

     3.9  Application  of Payments and  Collections.  The  Borrower  irrevocably waives  the  right  to  direct  the  application  of any  and all  payments  and collections  at any time or times  after the Closing  Date  received by the Bank from or on behalf of the Borrower, and the Borrower agrees that the Bank has the continuing  exclusive  right to apply and reapply any and all such  payments and collections  received at any time or times after the Closing Date by the Bank or its agent against the Borrower's obligations under the Credit Documents, in such manner  as the Bank may deem  advisable,  notwithstanding  any entry by the Bank upon any of its books and records.

     3.10  Periodic  Statement.  The Bank may  account  to the  Borrower  with a periodic  statement  of loan  balances,  charges and  payments  made or received pursuant to this Agreement, and any such statement rendered by the Bank shall be deemed  final,  binding  and  conclusive  upon the  Borrower  unless the Bank is notified  by the  Borrower in writing to the  contrary  within 45 days after the date such  statement is made  available to the Borrower.  Any such notice by the
Borrower shall only be deemed an objection to those items specifically  objected to in such notice.

     3.11  Termination of Prior Facility.  The Borrower  terminates any right it has to obtain credit under the Credit  Agreement,  dated as of January 31, 2006, between the Borrower and the Bank (the "Prior Credit  Agreement");  and the Bank
and the  Borrower  agree  that  the  Prior  Credit  Agreement  shall  be  deemed terminated except for any  indemnification  or other provisions therein in favor of the Bank  which are  expressly  stated to  survive  the  termination  of such agreement  or the  repayment  of the  obligations  evidenced  thereby.  The Bank terminates  its security  interest in the Collateral (as defined in the Security
Agreement  referred  to in the  Prior  Credit  Agreement);  and the Bank and the
Borrower agree that the Security  Agreement and the Control  Agreement,  each as defined in the Prior Credit Agreement, shall be deemed terminated except for any indemnification or other provisions contained therein in favor of the Bank which are expressly  stated to survive the termination of either such agreement or the repayment of the obligations  secured thereby.  The Bank further  authorizes the
Borrower or its agents to terminate of record Uniform  Commercial Code financing statement  number  181257941,  from the  Borrower,  as debtor,  to the Bank,  as secured party, filed on February 6, 2006, in the Uniform Commercial Code records of the Maryland Department of Assessments and Taxation.

                                   Section 4
                               Lending Conditions

     4.1  Credit  Documents.  Notwithstanding  anything  herein  or in the other
Credit  Documents to the  contrary,  the Bank shall not be obligated to make the initial Loan under this  Agreement  to the Borrower  until the Bank has received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to the Bank:

               (a)  Credit Agreement. This Agreement;

               (b)  Note. The Revolving Credit Note;

               (c)  Loan  Disbursement  Instructions.  If requested by the Bank, written instructions from the Borrower to the Bank directing the  disbursement  of the  proceeds of the initial Loan made pursuant to this Agreement;

               (d)  Form U-1. A Form U-1 for the Borrower  whereby,  among other things,  the Borrower  represents and warrants that the Loan proceeds may be used to purchase or carry margin stock,  the
                    Borrower hereby concurring with the assessment of the market value of any  margin  stock  and other  investment  property described therein as of the date provided therein;

                           Credit Agreement - Page 7

               (e)  Opinion of Borrower's Counsel. The favorable written opinion to the Bank of Blackwell  Sanders Peper Martin LLP,  counsel
                    to  the  Borrower,   regarding  the  Borrower,   the  Credit
                    Documents  and  the   transactions   contemplated   by  this
                    Agreement and the other Credit Documents;

               (f)  Certificate of Borrower's Secretary.  A certificate executed by the Borrower's  secretary  whereby such secretary affirms that,  among other things,  attached to such  certificate is
                    (1) a copy of the Borrower's board  resolutions  authorizing the  borrowing of monies and all other  matters set forth in or contemplated by the Credit  Documents,  (2) a copy of the
                    Borrower's by-laws in effect on the Closing Date, (3) a copy of the Borrower's  articles or certificate of  incorporation and all  amendments  thereto,  and (4) a certificate of good standing for the Borrower, dated on or not more than 10 days prior to the Closing  Date,  from the  Secretary or State of the  state of  incorporation  of the  Borrower  and from the
                    Secretary of State of Kansas; and

               (g)  Other Items. Such other agreements, documents and assurances as the Bank may  reasonably  request in connection  with the transactions  described  in or  contemplated  by the  Credit
                    Documents.

If the  Bank,  in its  sole  and  absolute  discretion,  elects  to  make a Loan notwithstanding  the Borrower's  failure to comply with all of the terms of this
Section,  then the Bank  shall  not be  deemed  to have  waived  the  Borrower's compliance  therewith,  nor to have waived any of the Bank's  other rights under this  Agreement;  and in any event the Bank,  if it so  elects,  may  declare an immediate  Event of  Default  if the  Borrower  fails to  furnish to the Bank on demand any of the Credit Documents  described in this Section or otherwise fails to comply with any condition precedent set forth in any Credit Document, in each case irrespective of whether such failure occurs on or after the Closing Date or the making of such Loan.

     4.2 Additional  Conditions Precedent to Initial Loan. The Bank's obligation to make the  initial  Loan  under  this  Agreement  shall also be subject to the satisfaction,  in the Bank's sole judgment,  of each of the following conditions precedent:

               (a)  Since the date of the financial  statements submitted by the
                    Borrower to the Bank immediately  prior to the Closing Date, there shall not have  occurred  any act or event which could reasonably be expected to have a Material Adverse Effect;

               (b)  No  action,   proceeding,   investigation,   regulation   or
                    legislation  shall  have  been  instituted,   threatened  or
                    proposed   before   any   court,   governmental   agency  or
                    legislative  body to enjoin,  restrain  or  prohibit,  or to obtain  damages  in  respect  of, or which is  related to or arises out of this  Agreement or the other Credit  Documents or the consummation of the transactions  contemplated hereby or thereby or which, in the Bank's reasonable determination, would make it  inadvisable  to consummate  the  transactions
                    contemplated   by  this   Agreement   or  the  other  Credit
                    Documents; and

               (c)  The  Borrower  shall  have  paid all  legal  fees and  other closing  or like  costs and  expenses  of the Bank which the
                    Borrower is obligated to pay hereunder.

     4.3 Conditions  Precedent to All Loans.  The obligation of the Bank to make each Loan under this Agreement (including, without limitation, the initial Loan)
shall be subject to the further  conditions  precedent that, on the date of each such Loan:

                           Credit Agreement - Page 8

               (a)  The   following   statements   shall   be   true:   (1)  the
                    representations  and warranties of the Borrower contained in this Agreement and the other Credit Documents are correct on and as of the date of such Loan as though  made on and as of such  date,  and (2)  there  exists no  Default  or Event of
                    Default as of such date,  nor would any  Default or Event of
                    Default  result from the making of the Loan requested by the
                    Borrower;

               (b)  The Borrower  shall have signed and sent to the Bank, if the
                    Bank so requests,  a request for advance,  setting  forth in writing  the  amount  of the Loan  requested  and the  other information  required pursuant to this Agreement;  provided, however,  that the foregoing  condition  precedent shall not prevent  the Bank,  if it so elects in its sole  discretion, from making a Loan  pursuant to the  Borrower's  non-written request therefor; and

               (c)  The Bank shall have received such other approvals,  opinions or documents as it may reasonably request.

The Borrower agrees that the making of a request by the Borrower for a Revolving
Credit Loan, whether in writing,  by telephone or otherwise,  shall constitute a certification  by the Borrower that all  representations  and  warranties of the
Borrower in the Credit  Documents  are true as of the date  thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

                                   Section 5
                         Representations And Warranties

     5.1 Representations, Warranties and Covenants of the Borrower. The Borrower
represents, and warrants to the Bank as follows:

          (a) Organization and Existence. The Borrower (1) is a corporation duly incorporated,  validly existing and in good standing under the laws of the state of  its  incorporation  as  reflected  in the  introductory  paragraph  of  this
Agreement,  (2) is in good  standing in all other  jurisdictions  in which it is required to be  qualified to do business as a foreign  corporation,  and (3) has obtained all licenses and permits and has filed all  registrations  necessary to the  operation  of its  business;  except  where the failure to so qualify or to obtain  such  licenses  or permits  could not  reasonably  be expected to have a
Material Adverse Effect.

          (b)  Authorization  by  the  Borrower.  The  execution,  delivery  and performance  by  the  Borrower  of the  Credit  Documents  (1)  are  within  the
Borrower's  corporate  powers,  (2) have been duly  authorized  by all necessary corporate or similar  action,  (3) do not contravene the Borrower's  articles or certificate of incorporation or by-laws,  or any law or contractual  restriction binding on or  affecting  the  Borrower or its  properties  (including,  without limitation,  any contractual  restriction  arising under or otherwise related to the Senior  Notes),  and (4) do not result in or require the  creation of a Lien upon any of the Borrower's existing or future assets.

          (c) Approval of Governmental  Bodies.  No authorization or approval or other action by, and no notice to or filing with, any governmental  authority or regulatory  body is required for the due execution,  delivery and performance by the  Borrower of the Credit  Documents or the exercise by the Bank of its rights thereunder.

          (d) Enforceability of Obligations. The Credit Documents are the legal, valid and binding  obligations of the Borrower  enforceable against the Borrower in accordance with their respective terms, except as the enforceability  thereof may be limited by bankruptcy, insolvency, reorganization,

                           Credit Agreement - Page 9

moratorium,  or similar laws affecting the  enforceability  of creditors' rights generally  and  subject  to the  discretion  of  courts  in  applying  equitable remedies.

          (e) Financial  Statements.  All  financial  statements of the Borrower which have been furnished to the Bank fairly present the financial  condition of the Borrower, as of the dates reflected on the financial statements,  and fairly present the results of its  operations for the period  covered  thereby,  all in accordance with GAAP,  except for the omission of footnotes in interim financial statements and subject to normal year-end  adjustments.  As of the Closing Date, there has been no material adverse change in the financial  condition or results from  operations  of the Borrower  since the dates of the most recent  financial statements of the Borrower submitted to the Bank.

          (f) Litigation. There is no pending or threatened action or proceeding affecting the Borrower or any of its properties  before any court,  governmental agency or  arbitrator  which,  if determined  adversely to the  Borrower,  could reasonably be expected to have a Material Adverse Effect.

          (g) Existing Debt. The Borrower has no Debt other than Permitted Debt.

          (h) Taxes. The Borrower has filed all required federal,  state,  local and other tax returns and has paid, or made  adequate  provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by the
Borrower  except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          (i) Stock and Records.  All outstanding  capital stock of the Borrower was and is properly issued, and all books and records of the Borrower, including but not limited to its minute books,  by-laws and books of account, are accurate and complete in all material respects. The Borrower is not obligated on or after the Closing Date to redeem or otherwise  acquire,  or pay any  dividends or make any other distributions in respect of, any of its stock.

          (j)   Hazardous   Materials.   The  Borrower  has  complied  with  all
Environmental  Laws and all of its  facilities,  leaseholds,  assets  and  other property comply with all Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. There are no outstanding or threatened citations,  notices or orders of non-compliance issued to the  Borrower  or  relating to its  facilities,  leaseholds,  assets or other property.  The Borrower has been issued all licenses,  certificates,  permits or other  authorizations  required under any  Environmental  Law or by any federal, state or local  governmental  or  quasi-governmental  entity,  except  where the failure to obtain such license, certificate, permit or other authorization could not reasonably be expected to have a Material Adverse Effect.

          (k) Title to Property;  Liens.  The  Borrower has good and  marketable title to all property purported to be owned by it subject to no Liens other than
Permitted Liens.

          (l)  Insolvency.  After  the  execution  and  delivery  of the  Credit
Documents and the disbursement of the initial Loan hereunder,  the Borrower will not be  insolvent  within the meaning of the United  States  Bankruptcy  Code or unable to pay its debts as they mature.

          (m) Survival of  Representations.  All  representations and warranties made in this Section 5 shall  survive the  execution  and delivery of the Credit
Documents and the making of the Loans.

                           Credit Agreement - Page 10

                                   Section 6
                                   Covenants

     6.1 Affirmative  Covenants.  So long as any Loans remain unpaid or the Bank has any  commitment to extend credit to or for the benefit of the Borrower,  the
Borrower covenants to the Bank as follows:

          (a)  Compliance   with  Laws.  The  Borrower  shall  comply  with  all
applicable  laws,  rules,  regulations and orders  affecting the Borrower or its properties,  including, without limitation, all Environmental Laws, except where such  failure to comply  could not  reasonably  be  expected  to have a Material
Adverse Effect.

          (b)  Reporting  Requirements.  The Borrower  shall furnish to the Bank such information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may reasonably request from time to time.

          (c)  Preservation  of Business and Corporate  Existence.  The Borrower
shall:  (1) carry on and conduct its principal  business  substantially as it is now being  conducted;  (2) maintain in good standing its existence and its right to transact  business in those states in which it is required by applicable  law to be  qualified to do business;  and (3)  maintain  all  licenses,  permits and registrations necessary to the conduct of its business; except where the failure to so maintain  its right to transact  business  or to maintain  such  licenses, permits or  registrations  could not  reasonably  be expected to have a Material
Adverse Effect.

          (d) Payment of Taxes.  The Borrower  shall pay and  discharge,  before they become delinquent,  all taxes,  assessments and other governmental  charges imposed  upon it, its  properties,  or any part  thereof,  or upon the income or profits  therefrom  and all claims for labor,  materials  or  supplies  which if unpaid might be or become a Lien or charge upon any of its property, except such items as it is in good faith  appropriately  contesting and as to which adequate reserves have been provided to the Bank's satisfaction.

          (e) Employee Plans.  The Borrower shall:  (1) notify the Bank promptly of the  establishment of any Plan, except that prior to the establishment of any
"welfare  plan" (as defined in Section  3(1) of ERISA)  covering any employee of the Borrower  for any period after such  employee's  termination  of  employment
other  than  such  period   required   by  the   Consolidated   Omnibus   Budget
Reconciliation  Act of 1986 or  "defined  benefit  plan" (as  defined in Section
3(35) of ERISA),  it will  obtain  the Bank's  prior  written  approval  of such establishment;  (2) at all times make prompt payments or  contributions  to meet the minimum  funding  standards of Section 412 of the  Internal  Revenue Code of
1986,  as amended,  with  respect to each Plan;  (3)  promptly  after the filing thereof,  furnish to the Bank a copy of any report required to be filed pursuant to  Section  103 of ERISA in  connection  with  each  Plan for each  Plan  year, including but not limited to the Schedule B attached thereto, if applicable; (4)
notify the Bank promptly of any "reportable  event" (as defined in ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination  thereof by the Pension Benefit Guaranty  Corporation or for the appointment by the appropriate  United States District Court of a trustee to administer  the Plan,  the  initiation  of any audit or inquiry by the  Internal
Revenue  Service  or the  Department  of  Labor  of any  Plan or  transaction(s)
involving or related to any Plan, or any "prohibited  transaction" as defined in
Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986, as
amended;  (5)  notify the Bank  prior to any  action  that  could  result in the assertion  of  liability  under  Subtitle  E of Title IV of ERISA  caused by the complete or partial  withdrawal from any multiemployer  plan or to terminate any defined  benefit plan sponsored by the Borrower;  and (6) promptly  furnish such additional  information  concerning  any Plan as the Bank may from  time to time request.

                           Credit Agreement - Page 11

          (f) Notice of Default.  The Borrower  shall give prompt written notice to the Bank of the  occurrence  of any Default or Event of Default  under any of the Credit Documents.  Similarly,  the Borrower shall give prompt written notice to the Bank of any  failure to pay,  perform or observe or any other  default by the Borrower under any other existing or future  agreement by which the Borrower is bound if such default could reasonably be expected to have a Material Adverse
Effect.

          (g) Books and Records;  Inspection;  Bank Audits.  The Borrower shall:
(1) maintain  complete and accurate  books and  financial  records in accordance with GAAP (except that interim  financial  statements need not contain footnotes and may be subject to normal  year-end  audit  adjustments);  (2) during  normal working  hours permit the Bank and Persons  designated  by the Bank to visit and inspect its properties,  to inspect its books and financial  records  (including its journals,  orders, receipts and correspondence which relates to its accounts receivable),  and to discuss its affairs,  finances and accounts  receivable and
operations  with  its  directors,   officers,   employees  and  agents  and  its
independent public  accountants;  and (3) permit the Bank and Persons designated by the Bank to perform  reviews of such books and financial  records when and as requested by the Bank.

          (h) Further  Assurances.  The Borrower  agrees to execute,  deliver or perform,  or cause to be executed,  delivered or performed,  all such documents, agreements or acts, as the case may be, as the Bank may reasonably  request from time to time to create, evidence or assure the Bank's rights and remedies under, or as contemplated by, the Credit Documents or at law or in equity.

     6.2 Negative Covenants.  So long as any Loans remain unpaid or the Bank has any  commitment  to extend  credit to or for the  benefit of the  Borrower,  the
Borrower covenants to the Bank as follows:

          (a) Liens.  The Borrower  shall not create or suffer to exist any Lien on or with respect to any of its properties, whether the Borrower owns or has an interest in such property on the Closing Date or at any time thereafter,  except for Permitted Liens. If, notwithstanding the foregoing, the Borrower at any time creates  or  suffers  to exist any Lien  (other  than a  Permitted  Lien) on any
Property,  including, if applicable, any proceeds thereof (such Property and, if applicable,  such proceeds being collectively  referred to herein as "Encumbered
Property"),  to  secure  any  Debt  (including,  without  limitation,  any  Debt evidenced  by any of the Senior  Notes),  the  Borrower  shall be deemed to have granted to the Bank at such time, without further action on any Person's part, a security  interest in the  Encumbered  Property as security for all existing and future  obligations of the Borrower to the Bank under the Credit  Documents.  In such event and insofar as the  Encumbered  Property  consists of the  Securities
Account or any financial  assets held therein:  (1) the Bank and the  Securities
Intermediary  shall be  authorized - without  notice to, the consent of or other action by the  Borrower  - to take such  action as the Bank deems  necessary  or advisable to perfect or otherwise  assure the Bank with respect to such security interest  (including,  without  limitation,  to provide the Bank  control of the
Encumbered  Property held in the  Securities  Account,  as the term "control" is defined in  ss.8-106(d)(2)  of the Uniform  Commercial  Code as in effect in any jurisdiction);  and  (2) if so  requested  by the  Bank,  the  Borrower,  at its expense,  shall cause the holder of any such Lien granted to a Person other than
Bank to take such action as the Bank reasonably  deems necessary or advisable to cause the  priority  of such Lien to rank on a pari passu  basis with the Bank's
Lien.

          (b) Debt.  The  Borrower  shall not create or suffer to exist any Debt except for Permitted Debt.

          (c) Structure;  Disposition of Assets. The Borrower shall not merge or consolidate  with or otherwise  acquire,  or be acquired  by, any other  Person;
provided,  however,  that  the  foregoing  prohibition  on  acquisitions  by the
Borrower shall not prohibit the Borrower from acquiring  investment  property in the  ordinary  course of its  business.  The Borrower  shall not sell,  lease or otherwise  transfer

                           Credit Agreement - Page 12

any property,  except for the disposition of obsolete  equipment and the sale or other  disposition  of  investment  property  in  the  ordinary  course  of  the
Borrower's business.

          (d)  Subsidiaries;  New  Business.  The Borrower  shall not create any subsidiary, or render any services or otherwise enter into any business which is not substantially similar to that existing on the Closing Date.

          (e)  Conflicting  Agreements.  The  Borrower  shall not enter into any agreement  any term or condition of which  conflicts  with any provision of this
Agreement or the other Credit Documents.

          (f) Changes in Accounting Principles;  Fiscal Year. The Borrower shall not make any change in its  principles  or methods of accounting as currently in effect,  except such  changes as are required by GAAP,  nor shall the  Borrower, without first obtaining the Bank's written consent, change its fiscal year.

          (g) Transactions With Affiliates.  Other than the advisor relationship existing on the Closing Date with Tortoise Capital  Advisors,  LLC, the Borrower shall not enter into or be a party to any transaction or arrangement,  including without  limitation,  the purchase,  sale or exchange of property of any kind or the rendering of any service, with any Affiliate,  except in the ordinary course of and pursuant to the reasonable  requirements  of the Borrower's  business and upon fair and  reasonable  terms  substantially  as favorable to the Borrower as those which would be obtained in a  comparable  arms-length  transaction  with a non-Affiliate.

          (h) Amount  Invested in Single MLP.  The  Borrower  shall not make any investment in any single master  limited  partnership or other single entity if, at the time of such investment or after giving effect  thereto,  the fair market value of such investment would exceed $25,000,000.

                                   Section 7
                                    Default

     7.1 Events of Default.  Each of the  following  events shall  constitute an
Event of Default hereunder:

          (a)  General.  The  Borrower  fails to pay,  perform  or  observe  any obligation of the Borrower to the Bank under the Credit Documents or any other  term,  covenant  or other  provision  in any Credit
               Document  in  accordance  with the  terms  thereof  and,  if such default  is  curable,  the  Borrower  fails to cure such  default within five days after written notice from the Bank specifying in reasonable  detail the nature of such  default is received by the
               Borrower; provided, however, that the Borrower shall not have any
               cure  rights  under  this   Subsection  (a)  if  the  outstanding
               principal balance of Funded Debt exceeds 80% of the Common Listed
               Equity Units Value at any time after the Closing Date; or

          (b)  Other  Bank  Default.  Any  "Event of  Default"  (as such term is defined in any other  Credit  Document to which the Borrower is a party) occurs; or

          (c)  Misrepresentation.   Any   representation  or  warranty  made  or
               furnished by the Borrower in  connection  with this  Agreement or the other Credit Documents proves to be incorrect,  incomplete or misleading  in any  material  respect  when  made,  or  any  such representation  or  warranty  becomes  incorrect,  incomplete  or misleading in any material respect and the Borrower fails to give the Bank prompt written notice thereof; or

                           Credit Agreement - Page 13

          (d)  Cross-Default.  The Borrower fails to pay any Debt (excluding any monetary  obligation due the Bank under the Credit Documents,  as contemplated  by Subsection  (a) above,  but  including,  without limitation,  the Senior Notes) or to perform or observe any other obligation  or term in respect of such Debt,  and, as a result of any such  failure,  the  holder  of such Debt  accelerates  or is entitled to  accelerate  the  maturity  thereof or requires or is entitle to require the  Borrower or some other Person to purchase or otherwise acquire such Debt; or

          (e)  Insolvency.  The  Borrower  ceases to be solvent  or suffers  the
               appointment  of  a  receiver,   trustee,   custodian  or  similar
               fiduciary or makes an assignment for the benefit of creditors; or
               any  petition  for an order for relief is filed by or against the
               Borrower under the federal  Bankruptcy  Code or any similar state insolvency  statute  (except,  in the  case of a  petition  filed against the Borrower,  if such proceeding is dismissed  within 60 days after the petition is filed,  unless prior  thereto an order for relief is entered under the federal  Bankruptcy Code); or the
               Borrower makes any offer of settlement,  extension or composition to their respective unsecured creditors generally; or

          (f)  Contest Credit Documents.  The Borrower challenges or contests in any action,  suit or proceeding the validity or enforceability of any of the Credit Documents or the legality or  enforceability of any  obligation  of the  Borrower  to the Bank  under the  Credit
               Documents; or

          (g)  Judgments.  One or more  judgments,  decrees  or  orders  for the payment of money in excess of  $100,000 in the  aggregate  during any 12-month period is rendered against the Borrower.

     7.2 Obligation to Lend;  Acceleration.  After the occurrence and during the continuation of any Default,  the Bank may declare the obligation of the Bank to make Loans or to otherwise extend credit  hereunder to be terminated,  whereupon the same  shall  forthwith  terminate.  After  the  occurrence  and  during  the continuation  of any  Event of  Default,  the Bank may  declare  the  Note,  all interest  thereon,  and all other  obligations of the Borrower to the Bank under the Credit  Documents to be forthwith due and payable,  whereupon the Note,  all such  interest  thereon  and all such  other  obligations  shall  become  and be forthwith due and payable,  without  presentment,  protest or further  notice or demand of any kind, all of which are waived by the Borrower. If, notwithstanding the foregoing,  after the occurrence and during the  continuation of any Default or Event of Default,  as the case may be, the Bank elects (any such  election to be in the Bank's  sole and  absolute  discretion)  to make one or more  advances under  this  Agreement  or to not  accelerate  all  or  any  of  the  Borrower's obligations,  any such  election  shall  not  preclude  the Bank  from  electing thereafter  (in its sole and  absolute  discretion)  to not make  advances or to accelerate all or any of the Borrower's obligations, as the case may be.

     7.3 Remedies.  Upon or after the occurrence and during the  continuation of any Event of Default, the Bank has and may exercise from time to time all rights and  remedies  available  at law or in equity,  all of which rights and remedies shall be  cumulative,  and none of which  shall be  exclusive,  and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents.

     7.4  Ranking of Loans;  Compliance  with  Investment  Company  Act of 1940.
Notwithstanding  anything  herein  or in  the  other  Credit  Documents  to  the contrary,  so long as the Senior Notes  constitute  senior  indebtedness  of the
Borrower the Loans and all other obligations of the Borrower  hereunder or under the other Credit Documents shall rank pari passu in all respects with the Senior
Notes, including with respect to distributions of the assets of the Borrower and with respect to the payment of interest; provided, however, that, if the Bank is deemed to have been  granted a Lien  pursuant to the second

                           Credit Agreement - Page 14

sentence  of Section  6.2(a) of this  Agreement,  the Bank shall be  entitled to enjoy  the  benefits  of such  Lien but  shall  share  the net  proceeds  of any collateral  realized  on by the  Bank,  to the  extent  the Bank  receives  such proceeds,  with the holders of the Senior Notes on a pari passu basis. It is the intention  of the Bank and the  Borrower  to comply with the  provisions  of the
Investment  Company  Act of 1940,  as  amended,  and the rules  and  regulations promulgated  thereunder  (the  "1940  Act").  If any  term,  condition  or other provision in this  Agreement  or any of the other Credit  Documents is deemed by the Securities and Exchange  Commission or any court to render any Loan or other obligation  incurred  under any of the Credit  Documents  a  separate  "class of senior securities  representing  indebtedness," for purposes of Section 18(c) of the 1940 Act, and to have preferential rights over the Senior Notes in violation of Section 18(c) of the 1940 Act, the Bank and the Borrower  agree to diligently and in good faith negotiate an amendment to the applicable  Credit  Documents so as to comply with  Section  18(c) of the 1940 Act provided  that such  amendment does not  impair  the  Bank's  fundamental  economic  rights  under  the  Credit
Documents.

                                   Section 8
                                 Miscellaneous

     8.1 Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a party to this Agreement to be effective shall be in writing and shall be deemed  validly  given upon  receipt  thereof,  whether by personal delivery,  U.S. mail, fax, other electronic  transmission or otherwise,  in each case addressed as follows:

                   If to the Bank:

                   U.S. Bank National Association 9900 West
                   87th Street Overland Park, Kansas 66212
                   Attn.: Mr. Paul Tymosko Fax No.:
                   913-652-5111

                   with a copy (which shall not constitute notice) to:

                   Shook, Hardy & Bacon L.L.P.
                   2555 Grand Blvd.
                   Kansas City, Missouri  64108
                   Attn.:  Mark Ovington, Esq.
                   Fax No.: 816-421-5547

                   If to the Borrower:

                   Tortoise North American Energy Corporation
                   10801 Mastin Boulevard, Suite 222
                   Overland Park, Kansas 66210
                   Attn.:  Terry Matlack
                   Fax No.:  913-981-1021

                           Credit Agreement - Page 15

                   with a copy (which shall not constitute notice) to:

                   Blackwell Sanders Peper Martin LLP
                   4801 Main Street
                   Suite 1000
                   Kansas City, Missouri 64112
                   Attn.:  Scott H. Thompson, Esq.
                   Fax No.:  816-983-8080

or to such other  address or  telecopy  number as each party may  designate  for itself by like notice given in accordance with this Section.

     8.2 Indemnity.  The Borrower agrees to indemnify,  defend and hold harmless the Bank and each shareholder,  director, officer, employee, agent, attorney and other  representative of or contractor for the Bank from and against any and all damages, settlement amounts, expenses (including, without limitation, attorney's fees and court costs), other losses,  claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or asserted  against,  as the case may be, any one or more of such indemnified  parties at any time arising in whole or in part out of the Borrower's failure to observe,  perform or discharge any  of  the  Borrower's  duties  under  any  of  the  Credit  Documents  or any misrepresentation  made by or on behalf of the Borrower  under any of the Credit
Documents.  Without  limiting the  generality of the  foregoing,  this indemnity shall extend to any claims asserted  against the Bank or such other  indemnitees by any Person  under any  Environmental  Laws or  similar  laws by reason of the
Borrower's  or any other  Person's  failure to comply  with laws  applicable  to
Hazardous Substances. The Borrower further agrees to indemnify,  defend and hold harmless the Bank and each  shareholder,  director,  officer,  employee,  agent, attorney and other representative of or contractor for the Bank from and against
any  and  all  damages,   settlement  amounts,   expenses  (including,   without
limitation,  attorneys'  fees and court costs),  other  losses,  claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or asserted  against,  as the  case  may be,  any  one or more of such  indemnified parties  at any time in  connection  with any one or more  indemnified  parties'
actions or inactions relating in any respect to the Credit Agreement, any of the other Credit Documents or any of the  transactions  described in or contemplated by any of the  foregoing,  except to the extent  such  losses  arise out of such indemnified  party's gross  negligence or willful  misconduct.  All  indemnities given by the Borrower to the Bank under the Credit Documents, including, without limitation,  the  indemnities  set  forth in this  Section,  shall  survive  the repayment of the Loans and the termination of this Agreement.

     8.3 Entire  Agreement;  Modification of Agreement;  Sale of Interest.  This
Agreement and the other Credit Documents,  together with all other  instruments, agreements and certificates  executed by the parties in connection  therewith or with reference thereto, embodies the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all  prior  agreements,  understandings  and  inducements,  whether  express  or implied,  oral or  written.  This  Agreement  may not be  modified,  altered  or amended,  except by an agreement in writing signed by the Borrower and the Bank.
The  Borrower  may not  directly or  indirectly  sell,  assign or  transfer  any interest in or rights under this Agreement or any of the other Credit Documents.
The Borrower consents to the Bank's participation, sale, assignment, transfer or other  disposition,  at any time or times on or after the Closing  Date, of this
Agreement  and any of the other Credit  Documents,  or of any portion  hereof or thereof,  including,  without limitation,  the Bank's rights, title,  interests, remedies,  powers and duties hereunder or thereunder;  provided,  however, that, unless  an  Event of  Default  is then in  effect  or the  Termination  Date has occurred, the Bank shall not have the right to sell this Agreement or any of the other Credit  Documents  without first  obtaining the  Borrower's  prior written consent thereto.

     8.4 Reimbursement of Expenses. If, at any time or times prior or subsequent to the Closing  Date,  regardless  of whether an Event of Default then exists or any of the transactions  contemplated hereunder are concluded,  the Bank employs counsel for advice or other  representation,  or incurs

                           Credit Agreement - Page 16

reasonable legal and/or appraisers',  liquidators', investment bankers' expenses and/or  other  costs or  out-of-pocket  expenses  in  connection  with:  (a) the negotiation  and  preparation  of this  Agreement  and any of the  other  Credit
Documents,  any amendment or other  modification of this Agreement or any of the other Credit Documents; (b) any litigation,  contest,  dispute, suit, proceeding or action (whether  instituted by the Bank, the Borrower or any other Person) in any way relating to this  Agreement,  any of the other  Credit  Documents or the
Borrower's  affairs;  and/or (c) any  attempt to enforce  any rights of the Bank against the  Borrower or any other  Person which may be obligated to the Bank by virtue of this Agreement or any of the other Credit  Documents  irrespective  of whether  litigation  is  commenced in pursuance of such rights (all of which are hereinafter  collectively referred to as the "Expenses");  then, in any and each such  event,  such  Expenses  shall be payable on demand by the  Borrower to the
Bank.  Additionally,  if any taxes  (excluding taxes imposed upon or measured by the income of the Bank) shall be payable on account of the execution or delivery of this Agreement or the other Credit  Documents,  or the  execution,  delivery, issuance or recording of any of the Credit Documents,  or the creation of any of the Borrower's obligations under the Credit Documents, by reason of any federal, state or local statute or other law existing on or after the Closing  Date,  the
Borrower  will pay all such taxes,  including,  but not limited to, any interest and penalties  thereon,  and will  indemnify and hold the Bank harmless from and against all liabilities in connection therewith.

     8.5 Indulgences Not Waivers. The Bank's failure, at any time or times on or after the Closing Date,  to require  strict  performance  by the Borrower of any provision  of this  Agreement  or the other  Credit  Documents  shall not waive, affect or diminish any right of the Bank thereafter to demand strict  compliance and performance therewith.  Any suspension or waiver by the Bank of a Default or an Event of Default by the  Borrower  under this  Agreement  or any of the other
Credit  Documents shall not suspend,  waive or affect any other Default or Event of  Default by the  Borrower  under this  Agreement  or any of the other  Credit
Documents,  whether the same is prior or  subsequent  thereto and whether of the same or of a different type. None of the undertakings,  agreements,  warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Credit Documents and no Default or Event of Default by the Borrower
under this  Agreement  or any of the other Credit  Documents  shall be deemed to have been suspended or waived by the Bank,  unless such  suspension or waiver is by an instrument in writing  specifying  such suspension or waiver and is signed by a duly  authorized  representative  of the Bank and directed and delivered to the Borrower.

     8.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this  Agreement  shall be prohibited by or invalid under applicable law, such provision  shall be ineffective  only to the extent of such prohibition or invalidity,  without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.7 Successors and Assigns.  This Agreement and the other Credit Documents, shall be binding upon and inure to the benefit of the  successors and assigns of the  Borrower  and the Bank.  This  provision,  however,  shall not be deemed to modify Section 8.3 hereof.

     8.8 General Waivers by Borrower. Except as otherwise expressly provided for in this Agreement,  the Borrower waives:  (a) presentment,  protest,  demand for payment,  notice of  dishonor  demand and  protest  and  notice of  presentment, default,  notice  of  nonpayment,  maturity,  release,  compromise,  settlement, extension  or  renewal  of any or all  commercial  paper,  accounts  receivable, contract  rights,  documents,  instruments,  chattel paper and guaranties at any time  held by the  Bank on  which  the  Borrower  may in any way be  liable  and ratifies and confirms  whatever the Bank may do in this regard;  (b) the benefit of all  valuation,  appraisement  and exemption  laws; and (c) any and all other notices,  demands and  consents in  connection  with the  delivery,  acceptance, performance, default or enforcement of this Agreement or any of the other Credit
Documents. Subject to the following sentence, the Borrower also waives any right of setoff or similar right the Borrower may at any time have against the Bank as a defense to the payment or performance of the Borrower's  obligations under the
Credit

                           Credit Agreement - Page 17

Documents.  If the  Borrower  now or  hereafter  has any claim  against the Bank giving rise to any such right of setoff or similar  right,  the Borrower  agrees not to assert  such  claim as a defense or right of setoff  with  respect to the
Borrower's  obligations  under the Credit  Documents,  and to instead assert any such  claim,  if the  Borrower  so elects to assert  such  claim,  in a separate proceeding  against the Bank and not as a part of any proceeding or as a defense to any claim initiated by the Bank to enforce any of the Bank's rights under any of the Credit Documents.

     8.9 Execution in Counterparts; Facsimile Signatures. This Agreement and the
other  Credit  Documents  may be executed in any number of  counterparts  and by different parties thereto, each of which when so executed and delivered shall be deemed to be an original  and all of which  counterparts  taken  together  shall constitute but one and the same instrument. A signature of a party to any of the
Credit  Documents sent by facsimile or other  electronic  transmission  shall be deemed to constitute an original and fully effective signature of such party.

     8.10 USA Patriot Act Notice. The Bank notifies the Borrower that,  pursuant to the  requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,  2001) (the  "Act"),  it is required to obtain,  verify and record information that identifies the Borrower,  which information includes the name and address of the Borrower and other  information that will allow the Bank to identify the  Borrower in  accordance  with the Act.  The Borrower  agrees to provide such information and take such other action as the Bank may request from time to time to enable the Bank to comply  with the  provisions  of the Act with respect to the transactions described in the Credit Documents.

     8.11 Governing Law;  Consent to Forum.  This Agreement shall be governed by the laws of the State of Kansas without giving effect to any choice of law rules thereof.  As part of the  consideration  for new value  this day  received,  the
Borrower  consents to the  jurisdiction  of any state  court  located in Johnson
County,  Kansas  or any  federal  court  located  in  Wyandotte  County,  Kansas
(collectively,  the "Chosen Forum"),  and waives personal service of any and all process  upon it and  consents  that  all such  service  of  process  be made by certified or registered  mail directed to the Borrower at the address  stated in
Section  8.1 hereof and  service  so made shall be deemed to be  completed  upon delivery thereto. The Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.  The Borrower further agrees not to assert  against  the Bank  (except by way of a defense or  counterclaim  in a proceeding  initiated  by the Bank) any claim or other  assertion  of  liability relating to any of the Credit  Documents,  the Borrower's  obligations under the
Credit  Documents  or the Bank's  actions or  inactions in respect of any of the foregoing  in any  jurisdiction  other  than the Chosen  Forum.  Nothing in this
Agreement  shall  affect  the  Bank's  right to bring any  action or  proceeding relating to this Agreement or the other Credit Documents against the Borrower or its properties in courts of other jurisdictions.

     8.12 Waiver of Jury Trial;  Limitation  on Damages.  To the fullest  extent permitted by law, and as separately bargained-for consideration to the Bank, the
Borrower  waives any right to trial by jury (which the Bank also  waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of the Credit  Documents,  the Borrower's  obligations under the
Credit  Documents  or the Bank's  actions or  inactions in respect of any of the
foregoing.   To  the  fullest  extent   permitted  by  law,  and  as  separately
bargained-for  consideration  to the Bank, the Borrower also waives any right it may have at any time to claim or  recover  in any  litigation  or other  dispute involving the Bank,  whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary,  punitive or consequential damages or any damages  other  than,  or in  addition  to,  actual  damages.  The  Borrower acknowledges  that the  Bank is  relying  upon  and  would  not  enter  into the transactions  described in the Credit  Documents on the terms and conditions set forth therein but for the Borrower's waivers and agreements under this Section.

                  [remainder of page intentionally left blank]

                           Credit Agreement - Page 18

     8.12 K.S.A.  ss.16-118 Required Notice. This statement is provided pursuant to K.S.A. ss.16-118:  "THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT
AGREEMENT  BETWEEN THE CREDITOR AND THE DEBTOR AND SUCH WRITTEN CREDIT AGREEMENT
MAY NOT BE CONTRADICTED  BY EVIDENCE OF ANY PRIOR ORAL CREDIT  AGREEMENT OR OF A
CONTEMPORANEOUS  ORAL CREDIT  AGREEMENT  BETWEEN THE  CREDITOR  AND DEBTOR." THE
FOLLOWING  SPACE  CONTAINS ANY  NON-STANDARD  TERMS,  INCLUDING THE REDUCTION TO
WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT:

                                      NONE.

     The creditor and debtor, by their respective  initials or signatures below, confirm that no unwritten credit agreement exists between the parties:

                            Creditor: _______________

                            Debtor: _________________

                          [signature page(s) to follow]

                           Credit Agreement - Page 19

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed and  delivered  by their duly  authorized  representatives  as of the date first above written.

                                       TORTOISE NORTH AMERICAN ENERGY
                                       CORPORATION

                                       By:______________________________________
                                       Name:
                                       Title:

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:______________________________________
                                       Name:
                                       Title:

                        Credit Agreement - Signature Page

                                    Exhibit A

                              REVOLVING CREDIT NOTE

$20,000,000                                                        April 4, 2006

     For  value  received,  the  undersigned,  TORTOISE  NORTH  AMERICAN  ENERGY
CORPORATION,  a Maryland  corporation (the  "Borrower"),  promises to pay to the order of U.S. BANK NATIONAL  ASSOCIATION,  a national  banking  association (the
"Bank";  which term shall include any subsequent holder hereof), in lawful money of the United States of America, without setoff, deduction or counterclaim,  the principal  sum of Twenty  Million  and 00/100  Dollars  ($20,000,000.00)  or, if
different,  the  principal  amount  outstanding  under Section 2.2 of the Credit
Agreement referred to below.

     This  Revolving  Credit  Note (the  "Note") is the  Revolving  Credit  Note
referred  to in,  is  issued  pursuant  to,  and is  subject  to the  terms  and conditions of, the Credit Agreement, dated as of or on or about the date hereof, between  the  Borrower  and the  Bank,  as the  same  may be  amended,  renewed, restated,  replaced,  consolidated or otherwise  modified from time to time (the
"Credit Agreement").  To the extent of any direct conflict between the terms and conditions of this Note and the terms and  conditions  of the Credit  Agreement, the terms and  conditions  of the Credit  Agreement  shall  prevail  and govern.
Capitalized  terms used and not defined in this Note have the meanings  given to them in the Credit Agreement.

     Interest shall accrue on the outstanding  principal balance of this Note as provided in the Credit Agreement.  Principal, interest and all other amounts, if any, payable in respect of this of this Note shall be payable as provided in the
Credit  Agreement.  The Borrower's right, if any, to prepay this Note is subject to the terms and conditions of the Credit Agreement.

         The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Bank, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the
Borrower, all of which the Borrower waives.

     Time is of the essence of this Note.  To the fullest  extent  permitted  by applicable law, the Borrower, for itself and its successors and assigns,  waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery,  acceptance,  performance, default or  enforcement  of this Note,  and consents to any  extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

     This Note shall be  governed  by the laws of the State of  Kansas,  without regard to any choice of law rule  thereof  which gives effect to the laws of any other jurisdiction.

                           [signature page to follow]

                               Exhibit A - Page 1

     IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.

                                       TORTOISE NORTH AMERICAN ENERGY
                                       CORPORATION

                                       By:______________________________________
                                       Name:
                                       Title:

                               Exhibit A - Page 2

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This First  Amendment to Credit  Agreement (the  "Amendment") is made as of
May 26, 2006, by and between  TORTOISE  NORTH  AMERICAN  ENERGY  CORPORATION,  a
Maryland  corporation (the "Borrower"),  and U.S. BANK NATIONAL  ASSOCIATION,  a
national  banking  association  (the  "Bank").  Capitalized  terms  used and not defined  in this  Amendment  have  the  meanings  given  to  them in the  Credit
Agreement referred to below.

                             Preliminary Statements

     (a) The Bank and the Borrower are parties to a Credit Agreement dated as of
April 4, 2006 (the "Credit Agreement").

     (b) The Borrower has  requested  that the maturity  date for the  revolving credit facility  described in the Credit Agreement be extended from June 1, 2006 to July 14,  2006.  The Bank is  willing  to  agree  to the  foregoing  request, subject, however, to the terms, conditions and agreements set forth below.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

     1.  Termination Date. The  definition of "Termination Date" in  Section 1.1 of the Credit Agreement is amended to read as follows:

               "Termination Date" means July 14, 2006.

     2.   Reaffirmation  of  Credit  Documents.   The  Borrower   reaffirms  its
obligations  under the Credit  Agreement and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank,  as a material  inducement  to the Bank to enter into this  Amendment, that (a) the  Borrower has no, and in any event  waives any,  defense,  claim or right of setoff  with  respect  to its  obligations  under,  or in any other way relating to, the Credit  Agreement,  any of the other Credit  Documents,  or the
Bank's  actions or  inactions  in respect of any of the  foregoing,  and (b) all representations  and  warranties  made by or on  behalf of the  Borrower  in the
Credit  Agreement  and the other Credit  Documents  are true and complete on the date hereof as if made on the date hereof.

     3.  Conditions  Precedent to  Amendment.  Except to the extent  waived in a writing signed by the Bank and delivered to the Borrower, the Bank shall have no duties under this  Amendment  until the Bank shall have received  fully executed originals of each of the following,  each in form and substance  satisfactory to the Bank:

          (a) Amendment. This Amendment; and

          (b) Other  Documents.  Such other documents as the Bank may reasonably request  to further  implement  the  provisions  of this  Amendment  or the transactions contemplated hereby.

     4. No Other Amendments; No Waiver of Default. Except as amended hereby, the
Credit  Agreement and the other Credit  Documents shall remain in full force and effect and be binding on the parties thereto in accordance with their respective terms. By entering into this  Amendment,  the Bank is not waiving any Default or
Event of Default which may exist on the date hereof.

     5.  Counterparts;   Fax  Signatures.   This  Amendment  and  any  documents
contemplated hereby may be executed in one or more counterparts and by different
parties  thereto,  all  of  which  counterparts,   when  taken  together,  shall
constitute  but one  agreement.  This  Amendment and any documents  contemplated
hereby  may  be  executed  and  delivered  by  facsimile  or  other   electronic
transmission  and any such execution or delivery shall be fully  effective as if executed and delivered in person.

     6.  Governing  Law. This  Amendment  shall be governed by the same law that governs the Credit Agreement.

                          [signature page(s) to follow]

                  First Amendment to Credit Agreement -- Page 2

     IN WITNESS WHEREOF,  the parties have entered into this Amendment as of the date first above written.

                                       TORTOISE NORTH AMERICAN ENERGY
                                       CORPORATION

                                       By:______________________________________
                                       Name:
                                       Title:

                                       U.S. BANK NATIONAL ASSOCIATION

                                       By:______________________________________
                                       Name:
                                       Title:

              First Amendment to Credit Agreement -- Signature Page